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                       STANDARD FORM OF OFFICE LEASE

                            The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this        day of March     1996        between

 80-02 Leasehold Company, 80-02 Kew Gardens Road, Kew Gardens, New York 11415 party of the first part, hereinafter referred to as OWNER, and

Fidelity Holdings, Inc. party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner certain space on the fifth (5th) floor, as more particularly depicted on Exhibit A hereto in the building known as Crossroads Tower, 80-02 Kew Gardens Road, Kew Gardens, New York in the Borough of Queens , City of New York, for the term of f ive (5) years

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the

Ist day of Apri I nineteen hundred and ninety-six and to end on the last day of 2001*

both dates inclusive, at an annual rental rate of as more particularly set forth in the Rider hereto.

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

      In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

Ile parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:       1. Tenant shall pay die rent as above and as hereinafter provided.
Occupancy: 2. Tenant shall use and occupy demised premises for general executive and office purposes.

and for no other purpose.

Tenant 3. Tenant shall make no changes in or to theshall also repair all damage to the building and the demised premises caused Alterations: demised premises of any nature without

Owner'sby the moving of Tenant s fixtures, furniture and equipment. Tenant shall prior written consent. Subject to the prior writtenpromptly make, at Tenant's expense, all repairs in and to the demised consent of Owner, and to the provisions of this article. Tenant, at Tenant'spremises for which Tenant is responsible, using only die contractor for the ex rise, may make alterations, installations. additions or improvementstrade or trades in question, selected from a list of at least two contractors expense are non-structural and which do not affect utility services or plumbingper trade submitted by Owner. Any other repairs in or to the buildi or and electrical lines. in or to the interior of the demised remises by usingthe facilities and systems thereof for which I enant is responsible ding b. contractors or mechanics first approved in each instance Ely Owner. Tenantperformed by Owner at the Tenant's expense. Owner shall maintain in shall, before making any alterations, additions, installations or improve-good working order and repair the exterior and the structural portions of ments, at its expense, obtain all permits, approvals and certificates requiredthe building, including the structural portions of its demised premises, and by any governmental or quasi-governmental bodies and (upon completion)the public portions of the building interior and the building plumbing, certificates of final approval thereof and shall deliver promptly duplicateselectrical, heating and ventilating systems.(to the extent such systems of all such permits, approvals and certificates to Owner and Tenant agreespresently exist) serving the derrused premises. Tenant agrees to give to carry and will cause Tenant's contractors and sub-contractors to carryprompt notice of any defective condition in the premises for which Owner such workman's compensation, general liability, personal.and pro may be responsible hereunder. There shall be no allowance to Tenant for damage insurance as Owner may require. If any mechanic s lien is PCdiminution of rental value and no liability on the part of Owner by reason against the demised premises, or the building of which the same forms a part,of inconvenience. annoyance or injury to business arising from Owner or for work claimed to have been done for, or materials furnished to, Tenant,others making repairs, alterations, additions or improvements in or to any whether or not done pursuant to this article. the same shall be discharged byportion of the building or the demised premises or in and to the fixtures. Tenant within thirty days thereafter, at Tenant's expense, by payment ora p rtenances or equipment thereof. It is specifically agreed that Tenant filing the bond required by law. All fixtures and all paneling, partitions,shall not be entitled to any setoff or reduction of rent by reason of any failure railings and like installations, installed in the premises at any time, either byof Owner to comply with the covenants of this or any other article of this Tenant or b Owner on Tenant's behalf, shall, upon installation, become theLease. Tenant agrees that Tenant's sole remedy at law in such instance will roperty of Owner and shall remain upon am be surrendered with thebe by way of an action for damages for breach of contract. The provisions emised premises unless Owner, by nonce to Tenant no later than twentyof this Article 4 shall not apply in the case of fire or other casualty which days prior to the date fixed as the termination of this lease, elects toare dealt with in Article 9 hereof. relinquish Owner's right thereto and to have them removed b T t , which event the same shall be removed from the premises by Tenant prior Window
S. Tenant will not clean nor require, permit, suffer to the expiration of the lease, at Tenant's expense. Nothing in this Articl Cleaning: or allow any window in the demised premises to be le shall be construed to give Owner title to or to prevent Tenant's removal of cleaned from the outside in violation of Section 202 trade fixtures. moveable office furniture anti equipment, but upon removalof the Labor Law or any other applicable law or of the Rules of the Board of any such from the premises or u n removal of other installations as mayof Standards and Appeals, or of any other Board or body having or asserting be required by Owner. Tenant shall immediately and at its expense. repairjurisdiction. and restore the premises to the condition existing prior to installation AM repair A building due to such Re quirements6. Prior to the commencement of the lease term, if oval damage to the demised premises or the

remAli property permitted or required to be removed. by Tenant at .1 Tenant is then in possession, and at all times the end of the term remaining in the premises after Tenant's removal shall Fir ce,thereafter, Tenant. at Tenant's sole cost and be deemed abandoned and may, at the election of Owner, either be retainedFloor Loads: expense, shall promptly comply with all resent as Owner's property or may be removed from the premises by Owner, at atand future laws, orders and regulations of all state

Tenant' s expense. federal, municipal and local governments, departments, commissions and 1 boards and any direction of any public officer pursuant to law, and all

Maintenance 4. Tenant shall. throughout the term of this lease, orders. rules and regulations of the New York Board of Fire Underwriters. and 0 '12 body which shall impose any take good care of the demised premises and the Insurance Services Office, or any s nu Repairs: fixtures and appurtenances therein. Tenant shall be violation, order or duty upon Owner or Tenant with respect to the demised responsible for all damage or injury to the demised premises. whether or not arising out of Tenant's use or manner of use

s or any other part of the building and the systems and equ mentthereof, (including Tenant's permitted use) or. with respect to the building thereof, whether requiring structural or nonstructural repairs caused by orif arising out of Tenant's use or manner of use of the premises or die resulting from carelessness, omission. neglect or improper conduct ofbuilding (including the use permitted under the lease). Nothing herein "I Tenant, Tenant's subtenants, agents, employees, invitees or licensees, orrequire Tenant to make structural repairs or alterations unless Tenant his. by its manner of use of the de which &rise out of any work, labor. service or equipment done for or mised premises or method of operation supplied to Tenant or any subtenant or arising out of the installation. use ortherein, violated any such laws, ordinances. orders. rules, regulations or operation of the property or equipment of Tenant or any subtenant. Tenantrequirements with respect thereto. Tenant may, after securing Owner to

 *subject to the rights of renewal and early termination as more particularly provided for in the Rider hereto.

1.4 dim the service of notice of intention to re-enter or to institute legal proceedings an entry into the demised premises, Owner or Owner's agents may enterto that end. If Tenant shall make default hereunder prior to the date fixed is the same whenever such entry may be necessary or permissible by masterthe commencement of any renewal or extension of this loan, Owner may ke ble care Is exercised to safeguard cancel and terminate such renewal or extension agreement by written nonce.

key or forcibly and provided reasons nant' a property. such en not render Owner or its agents liable therefor, nor in any event= obligations of Tenant hereunder be Remedies of 18. In case of any such default. re-entry, expiration affected. If during: the last month of the term Tenant shall have removed Owner and and/or dispossess by summary proceedings or other all or substantially all of Tenant's property therefrom Owner may Waiver of wise, (a) the rent shall become cue thereupon and be immediately enter., alter, renovate or redecorate the demised premises Redemption: paid up to the time of such re-entry, dispossess and/ without limitation or abatement of rent. or incurring liability to Tenant for or expiration. (b) Owner may re-let the premises or an compensation and such act shall have no effect an this lease or Tenant'sany part or parts thereof, either in the name of Owner or otherwise. for a obligations hereunder.term or terms. which may at Owner's option be less than or exceed the od which would otherwise have constituted the balance of the term of

Vault, 14. No Vaults, vault space or area, whether or notthis case and may grant concessions or free rent or charge a higher rental V ult Space, enclosed or covered. not within the property line of =that in this lease, and/or (c) Tenant or the legal representatives of Ar the building Is leased hereunder, anything containedTenant shall also pay Owner as liquidated damages for the failure of Tenant In or indicated on any sketch, blue print or plan, orto observe and perform said Tenant's covenants herein contained, any anything contained elsewhere in this lease to the contrary notwithstanding.deficiency between die rent hereby reserved and/or covenanted to be paid Owner makes no representation as to the location of the property line of theand the net amount, if any. of the rents collected on account of the lease or building. All vaults and vault space and all such areas not within theleases of the demised premises for each month or the period which would property line of the building, which Tenant may be permitted to use and/otherwise have constituted the balance of the term of this lease. The failure or occupy, Is to be used and/or occupied under a revocable license. and ifof Owner to re-let the premises or any part or parts thereof shall not release Any suc license be revoked, or if the amount of such space or area beor affect Tenant's liability for damages. In computing such liquidated diminished or required by sub federal, state or munici authori r publicdamages there shall be added to the said deficiency such expenses as Owner utility. Owner shad not be su ject to any liability nor so be onnection with re-lettin I Tenant entitled may incur in cS, such as legal expenses reasonable to any compensation or diminution or abatement of rent, nor shall suchattorneys' fees, brokerage, advertising and for keeping the demised revocations diminution or requisition be deemed constructive or actualpremises in good order or for preparing the same for re-letting. Any such eviction. Any tax. fee or charge of municipal authorities for such vault orliquidated damages shall be paid in monthly installments by Tenant on the area shall be paid by Tenant. rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice In any way the rights of Occupancy: 15. Tenant will not at any time use or occupy the Owner to collect the deficiency for any subsequent month by a similar demised premises in violation of the certificate of proceeding. Owner. in putting the demised promises in good order or occ in I g of which the demised premises are a part..the same for re-rental may, at Owner" a option, nuke such

Tenan preparing

nt I% ssued for the buildin

inspected the premises end accepts them as is, subject to thealterations, repairs. replacements, and/or decorations in the demised riders annexed hereto with respect to Owner s work, if any In any eventpremises as Owner, in Owner's sole judgement. considers advisable and Owner makes no representation as to the condition of the premises andnecessary for the purpose of re-letting the demised promises. land the Tenant agrees to accept the same subject to violations, whether or not ofmaking of such alterations, repairs. replacements. and/or decorations shall record. not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable In any way whatsoever for Bankruptcy;16. (a) Anything elsewhere In this lease to thefailure to re-let the demised premises, or in the event that the demised contrary notwithstanding, this lease may be can- premises are re-let, for failure to collect the rent thereof under such re celled by Owner by the sending of a written notice to Tenant within aletting, and in no event shall Tenant be entitled to receive any excess, If any, reasonable time after the happening of any one or more of the followingof such net rents collected over the sums payable by Tenant to Owner vents., (1) the commencement of a case In bankruptcy or under the laws ofhereunder. In the event of a breach or threatened breach by Tenant of any. ny state naming Tenant as the debtor; or (2) e making by Tenanta of inof the covenants or provisions hereof, Owner shall have the right of Assignment or any other arrangement for the the of creditors under anyinjunction and the right to invoke any remedy allowed at law or in equity state statute. Neither Tenant nor any person claiming through or underas if re-entry, summary proceedings and other remedies were not herein Tenant, or by reason of any statute or order of court, shall thereafter beprovided for. Mention in this lease of any particular remedy, shall not entitled to possession of the premises demised but shall forthwith quit andpreclude Owner from any other remedy, In few or in equity. Tenant hereby surrender the premises. If this lease shall be assigned In accordance withexpressly waives any and all rights of redem on granted by or under any its terms. the provisions of this Article 16 shall be applicable only to thepresent or future laws in the event of Tenant being evicted or dispossessed party then owning Tenant's interest in this lease. r any cause, or in the event of Owner obtaining possession of demised (b) it is stipulated and agreed that in the event of thepremises, by reason of the violation by Tenant of any of the covenants and termination of this lease pursuant to (a) hereof, Owner shall forthwith.conditions of this lease. or otherwise. notwithstanding any other provisions of this least to the contrary, be entitled to recover from Tenant as and for liquidated damages in amount equal to Fees and 19. If Tenant shall default in the observance or the difference between the rent reserved hereunder for the unexpired Expenses: performance of any term or covenant on Tenant's portion of the term demised and the fair and reasonable rental value of the part to be observed or performed under or by virtue demised premises for the same period. In the computation of such dama Csof any of the terms or provisions in any article of this lease, after notice if the difference between any installment of rent becoming due hereunder afterrequired and upon expiration of any applicable grace period if any, (except the date of termination and the fair and reasonable rental value of thein in emergency). then, unless otherwise provided elsewhere in this lease. demised promises for the period for which such installment was payableOwner may immediately or at any time thereafter and without notice shall be discounted to the date of termination at the rate of four percent (4%)perform the obligation of Tenant thereunder. If Owner. In connection with thereof be re-let by the Owner for the foregoing or in connection with any default by Tenant in the covenant y part thereof, before presentation to pay rent hereunder, makes any expenditures or incurs any obligations for any court. commission or tribunal, the payment of money, including but not limited to reasonable attorneys' re-letting shall be deemed to be the fees. in instituting, prosecuting or defending any action or proceeding, and! part or the whole of the premises so revails in any such action or proceeding then Tenant will reimburse Owner re-let during the term of the re-letting. Nothing herein contained shall limitFar such sums so paid or obligations incurred with interest and costs. The or prejudice the right of the Owner to prove for and obtain as liquidated foregoin enses incurred by reason of Tenant's default shall be deemed damages by reason of such termination, an amount equal to the maximumto be additional rent hereunder and shall be paid by Tenant to Owner within allowed by any statute or rule of law in effect at the time when, andten (10) days of rendition of any bill or statement to Tenant therefor. If gavethe proceedings in which, such damages are to be proved,Tenant s lease term shall have expired at the time of making of such governing not such amount be greater, equal to, or less than the amountexpenditures or incurring of such obligations, such sums shall be recover of the difference referred to above. ab e by Owner. as damages.

Default: 17. (1) If Tenant defaults in fulfilling any of the Buildin 20. Owner shall have the right at any time covenants of this lease other than the covenants for Alterations without the same constituting an eviction and with-payment of rent or additional rent; or if the demised premises become and out incurring liability to Tenant therefor to change vacant or deserted; or if any execution or attachment shall be issued againstManagement: the arrangement and/or location of public entrances, Tenant or any of Tenant's property whereupon the demised premises shall passageways, doors. doorways, corridors, elevabe taken or occupied by someone other than Tenant, or if this lease betars, stairs, toilets or other public parts of die building and to change the re ected under 1235 of Tide I I of the U.S. Code Code (bankruptcy code), or ifname, number or designation b which the building may be known. There

Tenant shall fail to move into or take possession of the premises within thirtyshell be no allowance to Tenant for diminution of rental value and no liability (30) days after the commencement at the term of this lease. then, in any oneon the part of Owner by reason of inconvenience. annoyance or injury to or more of such events u n Owner serving a written fifteen (15) daysbusiness arising from owner or other Tenants making any repairs In the t preci Ing the notice upon Tenan I nature of said default and upon thebuildin dditions and improvements. Further ex iration of said fifteen (15) da s, if Tenant shall have failed to comply more,nor by reason of Owner's with or remedy such default, or IT the said default or omission complained I, siccess to the building by of shall be of it nature that the same cannot be completely cured or remedied To!may deem necessary for within said fifteen (15) da

b day period, and if Tenant shall not have diligentlythe security of the building and its occupants. commenced curing such c suit within such fifteen (15 day period, and shall not thereafter with reasonable diligence and in go faith. proceed to No R
21. Neither Owner nor Owner's agents have made remedy or cure such default, then Owner may serve a written five (5) days' seats any representations or promises with respect to the notice of cancellation of this lease upon Tenant, and upon the expiration ofby Owner: physical condition of the building, the land upon said five (5) days this lease and the term thereunder shall end aria expire as which it is erected or the demised premises, the pen were e rents, leases, expenses of operation or any other matter or thing affecting lease and the or related to the premises except as herein expressly set forth and no rights, premises easements or licenses am acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant his (2)If the notice reof I have inspected the building and the derrused premises and is thoroughly ac been given. and the term shall expireTenant shall makequainted with their condition end agrees to take the same -as is and per annum. If such premises or any part
the unexpired term of said lease, or an
such liquilted damages to
of ed upon such
fair and reasonable rental value for the fully am corn etely as if the expiration of such rive (5) day finite y fixed for the end and expiration of this term thereof and Tenant shall then quit and surrender the demised to Owner but Tenant shall remain liable as hereinafter provided.
             provided for in (1) he shal
                     as aforesaid. or if
default in the payment of die rent reserved herein or any Item of additionalacknowledges that the taking; of possession of the demised premises by rent herein mentioned or any pan of either or in making any other paymentTenant shall be conclusive evidence that the said premises and the building

-re in good and satisfactory condition at the herein egired; then and in any of such events Owner may without notice, of which the same form a part we. re-enterdemised premises either by force or otherwise, and dispossess time such possession was so taken. except as to latent defects. All Tenant by summary proceedings or otherwise. and the legal re sentative ween the parties hereto
 .Pre understandings and agreements heretofore made bet% of Tenant or other occupant of demisedand remove their effects and are merged in this contract, which alone fully and completely expresses the hold the premises as if this lease had not been made, and Tenant hereby waivesagreement between Owner and Tenant and any executory agreement